Exhibit 10.10
Heska Corporation
2014 Management Incentive Plan

1.            The Category Percentages for the 2014 MIP are as follows:

Title	Heska MIP
Executive Vice President-level	35.0% of base pay
Vice Presidents	35.0% of base pay
Managing Director(s)	25.0% of base pay
Directors	25.0% of base pay

Note: Due to role transitions, Category Percentages for Robert B. Grieve, Ph.D. and Kevin S. Wilson will be as provided in their respective employment agreements.

2.           The Plan Allocation for the 2014 MIP is as follows:

75% on overall achievement of the company-wide financial objective and 25% on individual performance

3.           The Key Parameters for the 2014 MIP are as follows:

1) Pre-MIP Operating Income and 2) Revenue

4.            The Payout Structure for the 2014 MIP is as follows:

50% of Pre-MIP Operating Income in excess of $2,000,000, subject to an MIP Payout maximum contribution of $1,350,000

Plus

If Pre-MIP Operating Income is $3,250,000 or more, 2.50% of Revenue in excess of $85,000,000, subject to an MIP Payout maximum contribution of $450,000

The combined maximum payouts based on Pre-MIP Operating Income ($1,350,000) and Revenue ($450,000), total $1,800,000 and shall be known as the "Maximum MIP Payout".  Any MIP payment in excess of the Maximum MIP Payout shall be at the sole and absolute discretion of the Compensation Committee.